Exhibit 32

The undersigned hereby certify that this Form 10-K, containing Nelnet, Inc.'s (the "Company") consolidated financial statements as of and for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                   /s/ MICHAEL S. DUNLAP
                                   --------------------------------------------
Dated:  March 26, 2004             Michael S. Dunlap
                                   Chairman and Co-Chief Executive Officer
                                   (Co-Principal Executive Officer)



                                   /s/ STEPHEN F. BUTTERFIELD
                                   --------------------------------------------
Dated:  March 26, 2004             Stephen F. Butterfield
                                   Vice Chairman and Co-Chief Executive Officer
                                   (Co-Principal Executive Officer)



                                   /s/ TERRY J. HEIMES
                                   --------------------------------------------
Dated:  March 26, 2004             Terry J. Heimes
                                   Chief Financial Officer (Principal Financial
                                   Officer and Principal Accounting Officer)